EXHIBIT 23




INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in E'town Corporation's Registration Statement No. 33-56013 on Form S-3 and Nos. 33-49812, 33-44210 and 33-42509 on Forms S-8 of our reports dated February 15, 1996 and to the incorporation by reference in Elizabethtown Water Company's Registration Statement No. 33-19600 on Form S-8 of our report dated February 15, 1996, appearing or incorporated by reference in this Annual Report on Form 10-K of E'town Corporation and Elizabethtown Water Company for the year ended December 31, 1995.


/s/ Deloitte & Touche LLP

March 28, 1996
Parsippany, New Jersey